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                                                                     EXHIBIT 1.1

                                3,000,000 SHARES

                        SUBURBAN LODGES OF AMERICA, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                                          , 1996

MONTGOMERY SECURITIES
J.C. BRADFORD & CO.
LEGACY SECURITIES CORP.
  As Representatives of the several Underwriters
c/o MONTGOMERY SECURITIES
600 Montgomery Street
San Francisco, California 94111

Dear Sirs:

     SECTION 1. Introductory. Suburban Lodges of America, Inc., a Georgia corporation (the "Company"), proposes to issue and sell 3,000,000 shares of its authorized but unissued Common Stock (the "Common Stock") to the several underwriters named in Schedule A annexed hereto (the "Underwriters"), for whom you are acting as Representatives. Said aggregate of 3,000,000 shares are herein called the "Firm Common Shares." In addition, the Company proposes to grant to the Underwriters an option to purchase up to 450,000 additional shares of Common Stock (the "Optional Common Shares"), as provided in Section 4 hereof. The Firm Common Shares and, to the extent such option is exercised, the Optional Common Shares are hereinafter collectively referred to as the "Common Shares."

     At or prior to the First Closing Date (as hereinafter defined), the Company and SLA Properties, Inc., a wholly-owned subsidiary of the Company, will complete a series of transactions described in the Prospectus (as hereinafter defined) under the heading "Corporate Organization." As part of these transactions, (i) the Underwriters will purchase the Firm Shares and offer them in a public offering as contemplated hereunder, (ii) the Company and SLA Properties, Inc. will form Suburban Holdings, L.P. (the "Partnership") which, together with the Company, will acquire, through merger, all of the assets of the partnerships and limited liability companies which currently own and operate 8 of the Existing Facilities, are constructing 6 of the Construction Facilities or own the rights to 4 of the Development Facilities (all as described and defined in the Prospectus and collectively referred to herein as the "Properties"), (iii) the Company, SLA Properties, Inc. and the Partnership will repay approximately $25.8 million of indebtedness assumed by the Company, SLA Properties, Inc. and the Partnership in connection with the acquisition of the properties described above and (iv) the Company shall declare and pay a stock dividend of approximately 2,421 shares of Common Stock for each share of the Company's Common Stock outstanding prior to the Corporate Organization. As used herein, the term "Corporate Organization" shall mean the occurrence of all events described in this paragraph and the other transactions described in the section of the Prospectus captioned "Corporate Organization."

     You have advised the Company that the Underwriters propose to make a public offering of their respective portions of the Common Shares on the effective date of the registration statement hereinafter referred to, or as soon thereafter as in your judgment is advisable.
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     The Company hereby confirms its agreements with respect to the purchase of the Common Shares by the Underwriters as follows:

     SECTION 2. Representations and Warranties of the Company and the Partnership. The Company and the Partnership, jointly and severally, hereby represent and warrant to the several Underwriters that:

          (a) A registration statement on Form S-1 (File No. 33-32876) with respect to the Common Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The Company has prepared and has filed or proposes to file prior to the effective date of such registration statement an amendment or amendments to such registration statement, which amendment or amendments have been or will be similarly prepared. There have been delivered to you three signed copies of such registration statement and amendments, together with three copies of each exhibit filed therewith. Conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus have been delivered to you in such reasonable quantities as you have requested for each of the Underwriters. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, (ii) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations or (iii) a term sheet (the "Term Sheet") as described in and in accordance with Rules 434 and 424(b) of the Rules and Regulations. As filed, the final prospectus, if one is used, or the Term Sheet and Preliminary Prospectus, if a final prospectus is not used, shall include all Rule 430A Information and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary prospectus) as the Company shall have previously advised you in writing would be included or made therein.

          The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include (i) all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations and (ii) any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations relating to the Common Shares. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean either (i) the prospectus relating to the Common Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, (ii) if a Term Sheet is not used and no filing pursuant to Rule 424(b) of the Rules and Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such registration statement becomes effective or (iii) if a Term Sheet is used, the Term Sheet in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, together with the Preliminary Prospectus included in the Registration Statement at the time it becomes effective. The term "Rule 430A Information" means information with respect to the Common Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations.

          (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration

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Statement becomes effective, and at all times subsequent thereto up to and including each Closing Date hereinafter mentioned, the Registration Statement and the Prospectus, and any amendments or supplements thereto, will contain all material statements and information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, no representation or warranty contained in this subsection 2(b) shall be applicable to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof.

          (c) The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries (individually, a "Subsidiary" and collectively, the "Subsidiaries") listed in Exhibit 21 to the Registration Statement. The Company and each of its Subsidiaries have been duly organized and are validly existing as corporations or limited partnerships, as applicable, in good standing under the laws of their respective jurisdictions of organization, with full power and authority (corporate or partnership, as applicable, and other) to own and lease their properties and conduct their respective businesses as described in the Prospectus; the Company, directly or indirectly, owns all of the outstanding capital stock and partnership interests, as applicable, of its Subsidiaries free and clear of all claims, liens, charges and encumbrances; the Company and each of its Subsidiaries are in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of their respective businesses, all of which are valid and in full force and effect; the Company and each of its Subsidiaries are duly qualified to do business and in good standing as foreign corporations or limited partnerships, as applicable, in each jurisdiction in which the ownership or leasing of properties or the conduct of their respective businesses requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect upon the Company or the Subsidiary; and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

          (d) The Company has an authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus; the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform to the description thereof contained in the Prospectus. All issued and outstanding shares of capital stock or partnership interests, as applicable, of each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and (with respect to Subsidiaries that are corporations) nonassessable. Except as disclosed in or contemplated by the Prospectus and the combined financial statements of the Company and the Affiliated Entities and the related notes thereto, included in the Prospectus, neither the Company nor any Subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or partnership interests, as applicable, or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

          (e) The Common Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Common Shares by the Company pursuant to this Agreement. No stockholder of the Company has

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any right which has not been waived to require the Company to register the sale of any shares owned by such stockholder under the Act in the public offering contemplated by this Agreement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Common Shares to be sold by the Company as contemplated herein.

          (f) Each of the Company and the Partnership has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and the Partnership and constitutes a valid and binding obligation of the Company and the Partnership in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws affecting the rights of creditors generally and by principles of equity, whether considered at law or equity. The making and performance of this Agreement by the Company and the Partnership and the consummation of the transactions herein contemplated will not violate any provisions of the articles of incorporation or bylaws, or other organizational documents, of the Company or any of its Subsidiaries, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties may be bound or affected, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its Subsidiaries or any of their respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Act, the Blue Sky or Canadian securities laws applicable to the public offering of the Common Shares by the several Underwriters and the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD").

          (g) To the best of the Company's knowledge, each of the entities owning the properties and other assets to be acquired by the Company or a Subsidiary (the "Acquired Assets") in the Corporate Organization as described in the Prospectus (collectively, the "Predecessor Entities") has been duly organized and is validly existing in good standing under the laws of the respective jurisdiction of its organization as a corporation, limited or general partnership, limited liability company or joint venture, as the case may be, with power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under the respective merger agreements or purchase and sale agreements, as applicable (collectively, the "Merger Agreements"), the forms of which have been filed as exhibits to the Registration Statement.

          (h) To the best of the Company's knowledge, each of the partners or members, as applicable, of the Predecessor Entities (individually, "Partner" and collectively, the "Partners") has full individual right, power and authority to enter into the Agreement and Consent of Partners among the Company, the Partnership and each Partner (the "Indemnification Agreement") and to consummate the transactions contemplated thereby, and the Indemnification Agreement has been duly authorized, executed and delivered by each Partner and constitutes the valid and binding agreement of each Partner, enforceable against each such Partner in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws affecting the rights of creditors generally and by principles of equity, whether considered at law or in equity.

          (i) Deloitte & Touche, LLP, who have expressed their opinion with respect to the financial statements and schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus and in the Registration Statement, are independent accountants as required by the Act and the Rules and Regulations.

          (j) The combined financial statements and schedules of the Company and the Affiliated Entities, the financial statements of Gulf Coast Associates, Ltd. d/b/a Suburban Lodge of Forest Park ("Gulf Coast"), and the related notes thereto, included in the Registration Statement and the Prospectus present

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fairly the financial position of the Company and the Affiliated Entities and
Gulf Coast, respectively, as of the respective dates of such financial statements and schedules, and the results of operations and changes in financial position of the Company and the Affiliated Entities and Gulf Coast, respectively, for the respective periods covered thereby. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by Deloitte & Touche, LLP. No other financial statements or schedules are required to be included in the Registration Statement. The selected financial data set forth in the Prospectus under the captions "Capitalization" and "Selected Combined Historical Financial Data" fairly present the information set forth therein on the basis stated in the Registration Statement. The pro forma financial information (including the related notes) included in the Prospectus or any Preliminary Prospectus complies as to form in all material respects to the applicable accounting requirements of the Act and the Rules and Regulations and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable. Such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly represents with respect to the Company the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified.

          (k) Except as disclosed in the Prospectus, and except as to defaults which individually or in the aggregate would not be material to the Company, the Company, any of its Subsidiaries or, to the best of the Company's knowledge, any Predecessor Entity is not in violation or default of any provision of its certificate of incorporation or bylaws, or other organizational documents, or is in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of facts which constitutes an event of default on the part of the Company, any such Subsidiary or any Predecessor Entity as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

          (l) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as required. The contracts so described in the Prospectus are in full force and effect on the date hereof; and neither the Company nor any of its Subsidiaries, nor to the best of the Company's knowledge, any other party is in breach of or default under any of such contracts.

          (m) Except as disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company, any of its Subsidiaries or any of the Predecessor Entities is or may be a party or of which property owned or leased by the Company, any of its Subsidiaries or any of the Predecessor Entities is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or otherwise), properties, business, results of operations or prospects of the Company or any Subsidiary, and no labor disturbance by the employees of the Company or any of its Subsidiaries exists or is imminent which might be expected to affect adversely such condition, properties, business, results of operations or prospects. The Company, any of its Subsidiaries or any Predecessor Entity is not a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

          (n) The Company or the applicable Subsidiary has good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements (or elsewhere in the Prospectus), or (ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company and its Subsidiaries. The Company or the applicable Subsidiary holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the

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business of the Company. Except as disclosed in the Prospectus, the Company or its Subsidiaries owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

          (o) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus: (i) the Company, its Subsidiaries and, to the best of the Company's knowledge, the Predecessor Entities have not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company or its Subsidiaries; (ii) the Company, its Subsidiaries and the Predecessor Entities have not sustained any material loss or interference with their respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company, its Subsidiaries and, to the best of the Company's knowledge, the Predecessor Entities are not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock (other than upon the sale of the Common Shares hereunder and upon the exercise of options and warrants described in the Registration Statement) or indebtedness material to the Company, its Subsidiaries or, to the best of the Company's knowledge, the Predecessor Entities (other than in the ordinary course of business); and (v) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company or any Subsidiary.

          (p) Except as disclosed in or specifically contemplated by the Prospectus, the Company and its Subsidiaries have sufficient trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted and as proposed to be conducted as described in the Prospectus; the contemplated expiration of any trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals or governmental authorizations would not have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company or any Subsidiary; and the Company has no knowledge of any material infringement by it or its Subsidiaries of trademark, trade name rights, patent rights, mask works, copyrights, licenses, trade secret or other similar rights of others, and there is no claim being made against the Company or any Subsidiary regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement which could have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company, its subsidiaries and the Partnership.

          (q) The Company has not been advised, and has no reason to believe, that the Company or any of its Subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not materially adversely affect the condition (financial or otherwise), business, properties, results of operations or prospects of the Company or any Subsidiary.

          (r) The Company, its Subsidiaries and, to the best of the Company's knowledge, the Predecessor Entities have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown as due thereon; and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company, its Subsidiaries or any Predecessor Entity which could materially adversely affect the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its Subsidiaries.

          (s) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

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          (t) The Company has not distributed and will not distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Common Shares other than the Prospectus, the Registration Statement and the other materials permitted by the Act.

          (u) Each of the Company and its Subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for their respective businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

          (v) The Merger Agreements have been duly authorized, executed and delivered by the Company, the Partnership and, to the best of the Company's knowledge, the other parties thereto. Such Merger Agreements and all deeds, assignments of leases and other documents delivered or to be delivered in connection therewith are legally sufficient to effect the transfer to the Company or the Partnership, as applicable, of all of the Predecessor Entities' right, title and interest in and to the Acquired Assets. Upon the sale of the Common Shares and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus, on the Closing Date, the Company or its Subsidiaries, as applicable, will have good and marketable title in fee simple absolute to their respective properties and good title to the items of personal property referred to in the Registration Statement and the Prospectus or reflected in the financial statements referred to in Section 2(j) hereof as being owned by the Predecessor Entities, in each case free and clear of all liens, claims, security interests, and other encumbrances, except such as (i) are described in the Registration Statement and the Prospectus or (ii) would not have a material adverse effect on the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its Subsidiaries, taken as a whole. To the best of the Company's knowledge, all representations and warranties of the Predecessor Entities in the Merger Agreements are true and correct and may be relied upon by the Underwriters notwithstanding any purported or actual defect or unenforceability of such Merger Agreements.

          (w) None of the Company or its Subsidiaries nor any of the Predecessor Entities will recognize gain or loss for federal income tax purposes as a result of the mergers of the Predecessor Entities pursuant to the Merger Agreements. The Partners who receive solely Common Stock of the Company pursuant to a Merger Agreement will not recognize gain or loss for federal income tax purposes. The Partners who receive both Common Stock of the Company and cash pursuant to a Merger Agreement will recognize gain for federal income tax purposes to the extent of cash received, but such Partners will not recognize loss for federal income tax purposes.

          (x) None of the Company, its Subsidiaries, nor, to the best of the Company's knowledge, any Predecessor Entity or any employee of them has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

          (y) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

          (z) No person (other than the Company) has an option or right of first refusal to purchase all or part of any of the Properties or any interest therein. Each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Prospectus and except for such failures to comply that would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its Subsidiaries, taken as a whole. The Company has no knowledge of any pending or threatened condemnation proceedings, zoning changes, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to

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the Properties, except such proceedings or actions that would not have a material adverse effect on the condition (financial or otherwise), business, properties, results of operation or prospects of the Company and its Subsidiaries, taken as a whole.

          (aa) To the best of the Company's knowledge, no dispute exists or is imminent with any franchisee (individually, a "Franchisee" and collectively, the "Franchisees") or with the Franchisees of the Company and its Subsidiaries that could have a material adverse effect on the condition (financial or otherwise), business, properties, results of operation or prospects of the Company and its Subsidiaries, taken as a whole.

          (ab) Each Franchisee is such by virtue of being a party to a franchise agreement with either the Company or a Subsidiary and assuming each such agreement has been duly authorized, executed and delivered by the parties thereto, other than the Company or a Subsidiary, each such contract constitutes a valid, legal and binding obligation of each party thereto, enforceable against the Company or a Subsidiary in accordance with its terms, except (i) for any one or more of such franchise agreements as would not have a material adverse effect on the condition (financial or otherwise), business, properties, results of operation or prospects of the Company and its Subsidiaries, taken as a whole, and (ii) to the extent that enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally. The Company and each Subsidiary have complied with and are currently complying in all material respects with the rules and regulations of the United States Federal Trade Commission and the comparable laws, rules and regulations of each state or state agency applicable to the franchising business of the Company and such Subsidiary in each state in which the Company or such Subsidiary is doing business.

          (ac) The offers and sales by the Company of Common Stock prior to the date hereof were exempt from the registration requirements of the Act and applicable state securities and Blue Sky laws.

          (ad) The Common Stock to be issued in connection with the Corporate Organization has been duly and validly authorized by the Company. At the Closing Date, such Common Stock will be validly issued, fully paid and nonassessable. The offer, issue, sale and delivery of the Common Stock in connection with the Corporate Organization will be exempt from the registration requirements of the Act and applicable state securities laws.

          (ae) The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
     (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (af) No Subsidiary is currently prohibited, directly or indirectly,
     (i) from paying any dividends to the Company and SLA Properties, Inc., (ii) from making any other distributions to the Company or SLA Properties, Inc. or (iii) from repaying to the Company and SLA Properties, Inc. any loans or advances, except as disclosed in the Prospectus.

     For purposes of this Section 2, "the best of the Company's knowledge" or a similar phrase means the knowledge of each of David E. Krischer, Dan J. Berman, Seth H. Christian and Terry J. Feldman, after diligent inquiry of persons who should have knowledge of the facts relevant to such representations.

     SECTION 3. Representations and Warranties of the Underwriters. The Representatives, on behalf of the several Underwriters, represent and warrant to the Company and the Partnership that the information set forth (i) on the cover page of the Prospectus with respect to price, underwriting discounts and commissions and terms of offering and (ii) under "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus and is correct in all material respects. The Representatives represent and warrant that they have been authorized by each of the other Underwriters as the Representatives to enter into this Agreement on its behalf and to act for it in the manner herein provided.

     SECTION 4. Purchase, Sale and Delivery of Common Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters 3,000,000 of the Firm Common Shares. The Underwriters agree, severally and not jointly, to purchase from the Company the number of Firm Common Shares set forth opposite the name of each such Underwriter in Schedule A hereto. The purchase price per share to be paid by the several Underwriters to
the Company shall be $          per share.

     Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Montgomery Securities, 600 Montgomery Street, San Francisco, California (or such other place as may be agreed upon by the Company and the Representatives) at such time and date, not later than the third (or, if the Firm Common Shares are priced, as contemplated by Rule 15c6-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after 4:30 P.M. Washington, D.C. time, the fourth) full business day following the first date that any of the Common Shares are released by you for sale to the public, as you shall designate by at least 48 hours prior notice to the Company (or at such other time and date, not later than one week after such third or fourth, as the case may be, full business day as may be agreed upon by the Company and the Representatives) (the "First Closing Date"); provided, however, that if the Prospectus is at any time prior to the First Closing Date recirculated to the public, the First Closing Date shall occur upon the later of the third or fourth, as the case may be, full business day following the first date that any of the Common Shares are released by you for sale to the public or the date that is 48 hours after the date that the Prospectus has been so recirculated.

     Delivery of certificates for the Firm Common Shares shall be made by or on behalf of the Company to you, for the respective accounts of the Underwriters against payment by you, for the accounts of the several Underwriters, of the purchase price therefor by certified or official bank checks payable in next day funds to the order of the Company. The certificates for the Firm Common Shares shall be registered in such names and denominations as you shall have requested at least two full business days prior to the First Closing Date, and shall be made available for checking and packaging on the business day preceding the First Closing Date at a location in New York, New York, as may be designated by you. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

     In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 450,000 Optional Common Shares at the purchase price per share to be paid for the Firm Common Shares, for use solely in covering any over-allotments made by you for the account of the Underwriters in the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the first date that any of the Common Shares are released by you for sale to the public, upon notice by you to the Company setting forth the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. The number of Optional Common Shares to be purchased by each Underwriter shall be determined by multiplying the number of Optional Common Shares to be sold by the Company pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Common Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is 3,000,000 (subject to such adjustments to eliminate any fractional share purchases as you in your discretion may make). Certificates for the Optional Common Shares will be made available for checking and packaging on the business day preceding the Second Closing Date at a location in New York, New York, as may be designated by you. The manner of payment for and delivery of the Optional Common Shares shall be the same as for the Firm Common Shares purchased from the Company as specified in the two preceding paragraphs. At any time before lapse of the option, you may cancel such option by giving written notice of such cancellation to the Company. If the option is canceled or expires unexercised in whole or in part, the Company will deregister under the Act the number of Option Shares as to which the option has not been exercised.

     You have advised the Company that each Underwriter has authorized you to accept delivery of its Common Shares, to make payment and to receipt therefor. You, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

     Subject to the terms and conditions hereof, the Underwriters propose to make a public offering of their respective portions of the Common Shares as soon after the effective date of the Registration Statement as in the judgment of the Representatives is advisable and at the public offering price set forth on the cover page of and on the terms set forth in the final prospectus, if one is used, or on the first page of the Term Sheet, if one is used.

     SECTION 5. Covenants of the Company. The Company covenants and agrees that:

          (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you in writing (i) of the receipt of any comments of the Commission, (ii) of any request of the Commission for amendment of or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or for additional information,
     (iii) when the Registration Statement shall have become effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus of which you have not been furnished with a copy a reasonable time prior to such filing or to which you reasonably object or which is not in compliance with the Act and the Rules and Regulations.

          (b) The Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus which in your judgment may be necessary or advisable to enable the several Underwriters to continue the distribution of the Common Shares and will use its best efforts to cause the same to become effective as promptly as possible. The Company will fully and completely comply with the provisions of Rule 430A of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon such Rule.

          (c) If at any time within the nine-month period referred to in Section 10(a) (3) of the Act during which a prospectus relating to the Common Shares is required to be delivered under the Act any event occurs, as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements, to comply with the Act or the Rules and Regulations, the Company will promptly advise you thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will use its best efforts to cause the same to become effective as soon as possible; and, in case any Underwriter is required to deliver a prospectus after such nine-month period, the Company upon request, but at the expense of such Underwriter, will promptly prepare such amendment or amendments to the Registration Statement and such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of Section 10(a) (3) of the Act.

          (d) The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Act.

          (e) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company, at its expense, but only for the nine-month period referred to in
     Section 10(a) (3) of the Act, will furnish to you or mail to your order copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may request, for the purposes contemplated by the Act.

          (f) The Company shall cooperate with you and your counsel in order to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky or Canadian securities laws of such jurisdictions as you designate, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise you promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with your cooperation, will use its best efforts to obtain the withdrawal thereof.

          (g) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request of the Representatives, to each of the other Underwriters: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock.

          (h) During the period of 180 days after the first date that any of the Common Shares are released by you for sale to the public, without the prior written consent of Montgomery Securities (which consent may be withheld at the sole discretion of Montgomery Securities), the Company will not other than pursuant to outstanding stock options and warrants disclosed in the Prospectus issue, offer, sell, grant options to purchase or otherwise dispose of any of the Company's equity securities or any other securities convertible into or exchangeable with its Common Stock or other equity security.

          (i) The Company will apply the net proceeds of the sale of the Common Shares sold by it substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus.

          (j) The Company will use its best efforts to qualify or register its Common Stock for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of the State of California (and thereby permit market making transactions and secondary trading in the Company's Common Stock in California), will comply with such Blue Sky laws and will continue such qualifications, registrations and exemptions in effect for a period of five years after the date hereof.

          (k) The Company will use its best efforts to designate the Common Stock for quotation as a national market system security on The Nasdaq Stock Market.

     You, on behalf of the Underwriters, may, in your sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

     SECTION 6. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limiting the generality of the foregoing, (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock,
(iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel and the Company's independent accountants, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Agreement Among Underwriters, the Selected Dealers Agreement, the Underwriters' Questionnaire, the Underwriters' Power of Attorney and the Blue Sky memorandum, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the Blue Sky laws or the securities laws of Canada, (vii) the filing fee of the National Association of Securities Dealers, Inc., and (viii) all other fees, costs and expenses referred to in Item 13 of the Registration Statement. Except as provided in this Section 6, Section 8 and Section 10 hereof, the Underwriters shall pay all of their own expenses, including the fees and disbursements of their counsel (excluding those relating to qualification, registration or exemption under the Blue Sky and Canadian securities laws and the Blue Sky memorandum referred to above).

     SECTION 7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Common Shares on the First Closing Date and the Optional Common Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Partnership herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of the officers of the Company and the Partnership made pursuant to the provisions hereof, to the performance by the Company and the Partnership of their obligations hereunder, and to the following additional conditions:

          (a) The Registration Statement shall have become effective not later than 5:00 P.M., (or, in the case of a registration statement filed pursuant to 462(b) of the Rules and Regulations relating to the Common Shares, not later than 10 P.M.), Washington, D.C. Time, on the date of this Agreement, or at such later time as shall have been consented to by you; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to your satisfaction.

          (b) You shall be satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock other than pursuant to the exercise of outstanding options and warrants disclosed in the Prospectus of the Company or any of its subsidiaries or any material change in the indebtedness (other than in the ordinary course of business) of the Company, any of its subsidiaries or the Partnership, (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material verbal or written agreement or other transaction shall have been entered into by the Company, any of its subsidiaries or the Partnership, which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company, its subsidiaries and the Partnership, (iii) no loss or damage (whether or not insured) to the property of the Company, any of its subsidiaries or the Partnership shall have been sustained which materially and adversely affects the condition (financial or otherwise), business, results of operations or prospects of the Company, its subsidiaries and the Partnership, (iv) no legal or governmental action, suit or proceeding affecting the Company, any of its subsidiaries or the Partnership which is material to the Company, its subsidiaries and the Partnership or which affects or may affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company, its subsidiaries and the Partnership which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase the Common Shares as contemplated hereby.

          (c) There shall have been furnished to you, as Representatives of the Underwriters, on each Closing Date, in form and substance satisfactory to you, except as otherwise expressly provided below:

             (i) An opinion of Kilpatrick & Cody, counsel for the Company, addressed to the Underwriters and dated the First Closing Date, or the Second Closing Date, as the case may be, to the effect that:

                (1) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries, and has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement;

                (2) The Partnership is a limited partnership duly formed and validly existing under the Georgia Uniform Limited Partnership Act with the partnership power and authority to own and lease its properties and to conduct its business as now conducted. The Partnership is qualified to transact business as a foreign partnership and is in good standing in all other jurisdictions where the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company, its subsidiaries and the Partnership.

                (3) The authorized, issued and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus; all necessary and proper corporate proceedings have been taken in order to authorize validly such authorized Common Stock; all outstanding shares of Common Stock have been duly and validly issued, are fully paid and nonassessable, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase any securities, arising by operation of law or under the Company's Articles of Incorporation or bylaws or under any agreement known to such counsel to which the Company or any of its Subsidiaries is a party, and conform to the description thereof contained in the Prospectus; all offers and sales of the Company's Common Stock prior to the date hereof were at all relevant times exempt from the registration requirements of the Act by reason of Sections 3(b), 4(2) or 4(6) thereof and were the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws;

                (4) All of the issued and outstanding shares of the Company's subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable and, to the best of such counsel's knowledge, based solely on a review of stock records and minute books, are owned beneficially by the Company free and clear of all liens, encumbrances, equities, claims, security interests, voting trusts or other defects of title whatsoever; all of the issued and outstanding interests in the Partnership have been duly and validly authorized and issued, are fully paid and are owned, directly or indirectly, to the best of such counsel's knowledge, by the Company free and clear of all liens, encumbrances, equities, claims, security interests, voting trusts or other defects of title whatsoever;

                (5) The certificates evidencing the Common Shares to be delivered hereunder are in due and proper form under Georgia law, and when duly countersigned by the Company's transfer agent and registrar, and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Common Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable, will not have been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities arising by operation of law, under the Company's Articles of Incorporation or bylaws or under any agreement known to such counsel to which the Company or any of its Subsidiaries is a party and will conform in all respects to the description thereof contained in the Prospectus;

                (6) Except as disclosed in or specifically contemplated by the Prospectus, to the best of such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company;

                (7)(a) The Registration Statement has become effective under the Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b);

                (b) The Registration Statement, the Prospectus and each amendment or supplement thereto (except for the financial statements and schedules and other financial information and data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations;

                (c) To the best of such counsel's knowledge, there are no franchises, leases, contracts, agreements or documents of a character required to be disclosed in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not disclosed or filed, as required; and

                (d) To the best of such counsel's knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened against the Company, any subsidiary, the Partnership or any Predecessor Entity which are required to be described in the Prospectus which are not described as required.

                (8) The Company has full right, power and authority to enter into this Agreement and to sell and deliver the Common Shares to be sold by it to the several Underwriters; the Partnership has full right, power and authority to enter into this Agreement; this Agreement has been duly and validly authorized by all necessary corporate action by the Company and the Partnership, has been duly and validly executed and delivered by and on behalf of the Company and the Partnership, and is a valid and binding agreement of the Company and the Partnership in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except as to those provisions relating to indemnity or contribution for liabilities arising under the Act, as to which no opinion need be expressed; and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of this Agreement by the Company and the Partnership or the consummation of the transactions contemplated by this Agreement, except such as have been obtained and are in full force and effect under the Act and such as may be required under applicable Blue Sky laws in connection with the purchase and distribution of the Common Shares by the Underwriters and the clearance of such offering with the NASD;

                (9) The execution and performance of this Agreement and the Merger Agreements and the consummation of the transactions herein and therein contemplated will not conflict with, result in the breach of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument that is described or referred to in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement, or violate any of the provisions of the certificate of incorporation or bylaws, or other organizational documents, of the Company, any of its subsidiaries and the Partnership or, so far as is known to such counsel, violate any statute, judgment, decree, order, rule or regulation of any court or governmental body having jurisdiction over the Company, any of its subsidiaries or the Partnership or any of their properties, except where the failure to comply would not have a material adverse effect on the condition (financial or otherwise), business, properties, results of operation or prospects of the Company and its Subsidiaries, taken as a whole;

                (10) None of the Company, any subsidiary or the Partnership is in violation of its certificate of incorporation or bylaws, or other organizational documents, or to the best of such counsel's knowledge, in breach of or default with respect to any provision of any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument that is described or referred to in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement, except where such default would not materially adversely affect the Company, its subsidiaries or the Partnership; and, to the best of such counsel's knowledge, the Company, its subsidiaries and the Partnership are in compliance with all laws, rules, regulations, judgments, decrees, orders and statutes of any court or jurisdiction to which they are subject, except where noncompliance would not materially adversely affect the Company and its subsidiaries and the Partnership;

                (11) To the best of such counsel's knowledge, no holders of securities of the Company have rights which have not been waived to the registration of shares of Common Stock or other securities, because of the filing of the Registration Statement by the Company or the offering contemplated hereby;

                (12) Each of the Company, its subsidiaries and the Partnership has the right, power and authority to enter into each of the Merger Agreements to which it is a party and to consummate the transactions contemplated therein. Each of the Merger Agreements has been duly authorized, executed and delivered by the Company, its subsidiaries and the Partnership, as applicable, and constitutes a valid and binding agreement of the Company, its subsidiaries and the Partnership, enforceable against each such party in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws affecting the rights of creditors generally and by principles of equity, whether considered at law or in equity. The mergers of the Predecessor Entities with and into the Partnership and the Company, as the case may be, as contemplated by the Corporate Organization are legally sufficient to effect the transfer to the Partnership and the Company, as the case may be, by operation of law without any further act or instrument, of all right, title and interest of the respective Predecessor Entities to the assets to be acquired in the mergers;

                (13) To the best of such counsel's knowledge, each of the Predecessor Entities has the corporate power and authority to enter into the respective Merger Agreement to which it is a party and to consummate the transactions contemplated therein and each such Merger Agreement has been duly authorized, executed and delivered by the Predecessor Entity which is a party thereto and constitutes a valid and binding agreement, enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws affecting the rights of creditors generally and by principles of equity, whether considered at law or in equity.

                (14) The Articles of Merger for each of the Mergers contemplated by the Corporate Organization have been filed with the Secretary of State of the State of Georgia and the mergers described therein are effective under the Georgia Business Corporation Code.

                (15) Neither the Company nor any subsidiary is, or solely as a result of the consummation of the Corporate Organization will become, an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                (16) None of the Company or its subsidiaries or the Partnership nor any of the Predecessor Entities will recognize gain or loss for federal income tax purposes as a result of the mergers pursuant to the Merger Agreements. Partners of a Predecessor Entity who receive solely Common Stock of the Company pursuant to a Merger Agreement will not recognize gain or loss for federal income tax purposes. Partners who receive both Common Stock of the Company and cash pursuant to a Merger Agreement will recognize gain for federal income tax purposes to the extent of cash received, but such Partner will not recognize loss for federal income tax purposes.

             In rendering such opinion, such counsel may rely, as to matters of local law, on opinions of local counsel, and as to matters of fact, on certificates of officers of the Company and of governmental officials, in which case their opinion is to state that they are so doing and that the Underwriters are justified in relying on such opinions and copies of said opinions or certificates are to be attached to the opinion. For purposes of such opinion, "knowledge" shall mean the current awareness of lawyers in such firm involved in the representation of the Company of factual matters such lawyers recognize as relevant to the opinion so qualified.

             Such counsel shall also include a statement to the effect that nothing has come to such counsel's attention that would lead such counsel to believe that either at the effective date of the Registration Statement or at the applicable Closing Date (i) the Registration Statement or any amendment or supplement thereto, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading;

             (ii) An opinion of Paul, Hastings, Janofsky & Walker, special franchising counsel for the Company, addressed to the Underwriters and dated as of the First Closing Date, or the Second Closing Date, as the case may be, to the effect that:

                (1) [To the best of such counsel's knowledge, none of the Company or its subsidiaries is in breach of or default with respect to any provision of any of the Franchise Agreements and Preliminary Agreements for a License to Develop a Suburban Lodge Unit to which the Company or any of its subsidiaries is a party, except where such default would not materially adversely affect the Company or its subsidiaries; and, to the best of such counsel's knowledge, the Company and its subsidiaries are in compliance with all laws, rules, regulations, judgments, decrees, orders or statutes of any court or jurisdiction to which they are subject with respect to their franchising activities, including, without limitation, compliance with the applicable federal, state and local laws governing the payment of franchise fees, offering circulars and registration requirements, except where noncompliance would not have a material adverse effect on the condition (financial or otherwise), business, results of operation or prospects of the Company and its subsidiaries.]

             (iii) Such opinion or opinions of King & Spalding, counsel for the Underwriters dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the sufficiency of all corporate proceedings and other legal matters relating to this Agreement, the validity of the Common Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company and governmental officials.

             (iv) A certificate of the Company executed by the Chairman of the Board or President and the chief financial or accounting officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                (1) The representations and warranties of the Company and the Partnership set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date;

                (2) The Commission has not issued any order preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                (3) Each of the respective signers of the certificate has carefully examined the Registration Statement and the Prospectus; in his opinion and to the best of his knowledge, the Registration Statement and the Prospectus and any amendments or supplements thereto contain all statements required to be stated therein regarding the Company, its subsidiaries and the Partnership; and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                (4) Since the initial date on which the Registration Statement was filed, no agreement, written or oral, transaction or event has occurred which should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus which has not been disclosed in such a supplement or amendment;

                (5) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), business, properties, results of operations, management or prospects of the Company, its subsidiaries and the Partnership; and no legal or governmental action, suit or proceeding is pending or threatened against the Company, any of its subsidiaries or the Partnership which is material to the Company, its subsidiaries and the Partnership, whether or not arising from transactions in the ordinary course of business, or which may adversely affect the transactions contemplated by this Agreement; since such dates and except as so disclosed, neither the Company, any of its subsidiaries nor the Partnership has entered into any verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company or incurred any material liability or obligation, direct, contingent or indirect, made any change in its capital stock, made any material change in its short-term debt or funded debt or repurchased or otherwise acquired any of the Company's capital stock; and the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to stockholders of record on a date prior to the First Closing Date or Second Closing Date; and

                (6) Since the respective dates as of which information is given in the Registration Statement and the Prospectus and except as disclosed in or contemplated by the Prospectus, the Company, its subsidiaries and the Partnership have not sustained a material loss or damage by strike, fire, flood, windstorm, accident or other calamity (whether or not insured).

             (v) On the date before this Agreement is executed and also on the First Closing Date and the Second Closing Date a letter addressed to you, as Representatives of the Underwriters, from Deloitte & Touche, independent accountants, the first one to be dated the day before the date of this Agreement, the second one to be dated the First Closing Date and the third one (in the event of a Second Closing) to be dated the Second Closing Date, in form and substance satisfactory to you.

             (vi) On or before the First Closing Date, letters from each Partner that receives Common Stock of the Company pursuant to a Merger Agreement and each director and executive officer of the Company, in form and substance satisfactory to you, confirming that for a period of 180 days after the date of the final Prospectus, such person will not directly or indirectly sell, offer, contract, grant any option to sell, pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock without the prior written consent of Montgomery Securities, which consent may be withheld at the sole discretion of Montgomery Securities.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to King & Spalding, counsel for the Underwriters. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request. Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the statements made therein.

     If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification by you as Representatives to the Company without liability on the part of any Underwriter or the Company, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof.

     SECTION 8. Reimbursement of Underwriters' Expenses. Notwithstanding any other provisions hereof, if this Agreement shall be terminated by you pursuant to Section 7, or if the sale to the Underwriters of the Common Shares at the First Closing is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, telegraph charges and telephone charges relating directly to the offering contemplated by the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 6 and Section 10 shall at all times be effective and shall apply.

     SECTION 9. Effectiveness of Registration Statement. You and the Company will use your and its best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and; if such stop order be issued, to obtain as soon as possible the lifting thereof.

     SECTION 10. Indemnification. (a) The Company and the Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company and the Partnership contained herein or any failure of the Company or the Partnership to perform their obligations hereunder or under law; and will reimburse each Underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company and the Partnership will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information furnished to the Company pursuant to Section 3 hereof. In addition to its other obligations under this Section 10(a), the Company and the Partnership agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, or any inaccuracy in the representations and warranties of the Company and the Partnership herein or failure to perform their obligations hereunder, all as described in this Section 10(a), it will reimburse each Underwriter on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation of the Company and the Partnership to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the Company and the Partnership together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America NT&SA, San Francisco, California (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Company and the Partnership may otherwise have.

     (b) Each Underwriter will severally indemnify and hold harmless the Company and the Partnership, each of the Company's directors, each of the Company's officers who signed the Registration Statement and each person, if any, who controls the Company or the Partnership within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which the Company, the Partnership or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in, the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company pursuant to Section 3 hereof; and will reimburse the Company, the Partnership or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, the Partnership, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In addition to its other obligations under this Section 10(b), each

Underwriter severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 10(b) which relates to information furnished to the Company and the Partnership pursuant to Section 3 hereof, it will reimburse the Company and the Partnership (and, to the extent applicable, each officer, director or controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company and the Partnership (and, to the extent applicable, each officer, director or controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company and the Partnership (and, to the extent applicable, each officer, director or controlling person) shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company and the Partnership within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

     (d) If the indemnification provided for in this Section 10 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or
(c) in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Common Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Partnership and the Underwriters in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in-such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Partnership and the Underwriters shall be deemed to be in the same proportion, in the case of the Company and the Partnership as the total price paid to the Company for the Common Shares sold by it to the Underwriters (net of underwriting commissions but before deducting expenses), and in the case of the Underwriters as the underwriting commissions received by them bears to the total of such amounts paid to the Company and received by the Underwriters as underwriting commissions. The relative fault of the Company and the Partnership and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subparagraph (c) of this Section 10, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subparagraph (c) of this Section 10 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this subparagraph (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subparagraph (c) for purposes of indemnification. The Company, the Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined solely by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount of the total underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

     (e) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 10(a) and 10(b) hereof, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in Sections 10(a) and 10(b) hereof and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of such Sections 10(a) and 10(b) hereof.

     SECTION 11. Default of Underwriters. It shall be a condition to this Agreement and the obligation of the Company to sell and deliver the Common Shares hereunder, and of each Underwriter to purchase the Common Shares in the manner as described herein, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all the Common Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Common Shares hereunder on either the First or Second Closing Date and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date does not exceed 10% of the total number of Common Shares which the Underwriters are obligated to purchase on such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Common Shares which such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Common Shares with respect to which such default occurs is more than the above percentage and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares by other persons are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company except for the expenses to be paid by the Company pursuant to
Section 6 hereof and except to the extent provided in Section 10 hereof.

     In the event that Common Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the First or Second Closing Date, as the case may be, for not more than five business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     Section 12. Effective Date. This Agreement shall become effective immediately as to Sections 6, 8, 10, 13 and 14 and, as to all other provisions,
(i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 2:00 P.M., California time, on the first full business day following the effectiveness of the Registration Statement, or (ii) if at the time of execution of this Agreement the Registration Statement has been declared effective, at 2:00 P.M., California time, on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Company or by release of any of the Common Shares for sale to the public. For the purposes of this Section 12, the Common Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Common Shares or upon the release by you of telegrams (i) advising Underwriters that the Common Shares are released for public offering, or (ii) offering the Common Shares for sale to securities dealers, whichever may occur first.

     SECTION 13. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

          (a) This Agreement may be terminated by the Company by notice to you or by you by notice to the Company at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company to any Underwriter (except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof) or of any Underwriter to the Company (except to the extent provided in Section 10 hereof).

          (b) This Agreement may also be terminated by you prior to the First Closing Date by notice to the Company (i) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such Exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal, New York or California authorities, (ii) if an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the judgment of the Representatives, to affect adversely the marketability of the Common Shares, (iii) if any adverse event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or which is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect, or (iv) if there shall be any action, suit or proceeding pending or threatened; or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of its subsidiaries or the transactions contemplated by this Agreement which, in the reasonable judgment of the Representatives, may materially and adversely affect the Company's business or earnings and makes it impracticable or inadvisable to offer or sell the Common Shares. Any termination pursuant to this subsection (b) shall without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter (except for expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof).

          (c) This Agreement shall also terminate at 5:00 P.M., California Time, on the tenth full business day after the Registration Statement shall have become effective if the initial public offering price of the Common Shares shall not then as yet have been determined as provided in Section 4 hereof. Any termination pursuant to this subsection (c) shall be without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter (except for expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof ).

     SECTION 14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Partnership, of the Company's officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or the Partnership or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

     SECTION 15. Notices. All communications hereunder shall be in writing and, if sent to the Representatives shall be mailed, delivered or telegraphed and confirmed to you at 600 Montgomery Street, San Francisco, California 94111,
Attention: Jack G. Levin, with a copy to Randolph C. Coley, King & Spalding, 191 Peachtree Street, Atlanta, GA 30303; and if sent to the Company or the Partnership shall be mailed, delivered or telegraphed and confirmed to the Company at 120 Interstate North Parkway East, Suite 120, Atlanta, GA 30339,
Attention: David E. Krischer with a copy to Kilpatrick & Cody, 1100 Peachtree Street, Suite 2800, Atlanta, GA 30309, Attention: Michael H. Trotter. The Company, the Partnership or you may change the address for receipt of communications hereunder by giving notice to the others.

     SECTION 16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 10, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

     SECTION 17. Representation of Underwriters.  You will act as
Representatives for the several Underwriters in connection with all dealings hereunder, and any action under or in respect of this Agreement taken by you jointly or by Montgomery Securities, as Representatives, will be binding upon all the Underwriters.

     SECTION 18. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     SECTION 19. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of California.

     SECTION 20. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

     In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and you.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement between the Company, the Partnership and the several Underwriters including you, all in accordance with its terms.

                                          Very truly yours,

                                          SUBURBAN LODGES OF AMERICA, INC.

                                          By:
                                             ----------------------------------
                                                        President

                                          SUBURBAN HOLDINGS, L.P.

                                          By: Suburban Lodges of America, Inc.,
                                              its General Partner

                                              By:
                                                 ------------------------------
                                                         President

The foregoing Underwriting Agreement
is hereby confirmed and accepted by us
in San Francisco, California as of the
date first above written.

MONTGOMERY SECURITIES
J.C. BRADFORD & CO.
LEGACY SECURITIES CORP.

Acting as Representatives of the
several Underwriters named in the
attached Schedule A.

By: MONTGOMERY SECURITIES

By:
   -------------------------------

                                   SCHEDULE A

                                                                                NUMBER OF FIRM
                                                                                 COMMON SHARES
                             NAME OF UNDERWRITER                                TO BE PURCHASED
- ------------------------------------------------------------------------------  ---------------
Montgomery Securities.........................................................
J.C. Bradford & Co............................................................
Legacy Securities Corp........................................................

                                                                                ---------------
          TOTAL...............................................................     3,000,000
                                                                                ============